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                                                                   EXHIBIT 10.49

                               RETAINER AGREEMENT

      THIS RETAINER AGREEMENT (this "Agreement") is effective as of March 31, 2003 and is entered into by and between WESTFIN INSURANCE AGENCY, a California corporation, ("WFIA") and WFS FINANCIAL INC, a California corporation ("WFS"), with reference to the following:

                                    PREAMBLE

      WHEREAS, Western Financial Bank (the "Bank") is the majority owner of WFS, having formed the company as an operating subsidiary for the purpose of conducting consumer finance activities primarily in markets not served by the Bank;

      WHEREAS, WFIA is a wholly-owned subsidiary of the Bank, formed for the purpose of transacting the business of an insurance agency, and is duly licensed under applicable insurance laws and regulations.

      WHEREAS, WFS desires to retain WFIA to provide certain insurance services (referred to hereinafter as the "Services") for a Retainer Fee (as defined in the Agreement below);

      WHEREAS, WFIA has agreed to be retained by WFS and to provide for such Services for a Retainer Fee; and

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

                                      TERMS

1. DEFINITIONS

      1.1 "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which banking institutions in Orange County, California are authorized or obligated by law, executive order or government decree to remain closed.

      1.2 "Products" shall mean the direct and indirect guaranteed auto protection (GAP) policies.

      1.3 "Retainer Fee" shall mean 10% of the gross monthly proceeds received for the Product sales reported.

2. WFIA's OBLIGATION.

      2.1 WFIA shall provide the Services in professional workmanlike conduct and in accordance with industry standards in order for WFS to promote, market, and endorse the various Products.
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3. WFS's OBLIGATION.

      3.1 WFS shall provide WFIA access to monthly detailed statements stating the types of Products sold, the quantity of each Product sold, and any other information reasonably requested upon by WFIA.

      3.2 WFS shall pay WFIA a Retainer Fee for the Services rendered by it in accordance with the terms of this Agreement. The Retainer Fee shall be paid to WFIA on a monthly basis.

      3.3 WFS shall make each payment hereunder at the office of WFIA set forth in, or designated by WFIA pursuant to, Section 5 hereof, on the day when due, in freely transferable funds representing "same day" funds. Whenever any payment to be made hereunder or under any instrument delivered hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in each such case be excluded in the computation and payment of interest.

4. TERMINATION.

      This Agreement may be terminated: (i) by either party giving five (5) days written notice of termination to the other party or (ii) immediately by either party in the event of a material breach by the other party. Termination of the Agreement under this Section shall not affect the parties' rights and obligations with respect to those Services rendered or the payment of any Retainer Fee incurred prior to any applicable notice of termination provision. If the non-breaching party terminates this Agreement pursuant to a breach by the other party, such termination shall not be the sole and exclusive remedy of the non-breaching party.

5. NOTICES.

      All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if telecopied or if delivered by messenger or courier delivery, or sent by first class mail, postage prepaid, certified or registered, return receipt requested, as set forth below or at such other address as may be furnished in writing:

                        If to WFIA:

                        Peter Gorman
                        23 Pasteur
                        Irvine, California 92618

                        With a copy to:

                        Guy Du Bose, Esq.
                        23 Pasteur
                        Irvine, California 92618
                        Fax No.: 949-753-3085


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                        If to WFS:

                        Mark Marty
                        23 Pasteur
                        Irvine California 92618

Any notice given by messenger or courier delivery as provided in this Section 5 shall be deemed given when delivered if during normal business hours on a Business Day (or if not, the next Business Day after delivery); any notice given by telecopier as provided herein shall be deemed given when sent if during normal business hours on a Business Day (or, if not, the next Business Day after it is sent), provided that at the time such telecopy is sent, the sending party receives written confirmation of receipt and forwards a copy of the notice by mail, messenger or courier delivery as provided herein; any notice given by first class mail, postage prepaid, certified or registered, return receipt requested shall be deemed given two (2) Business Days after the date of mailing. Any party may by notice to the other change the address at which notices and demands may be given to it.

6. REGULATORY COMPLIANCE.

      6.1 WFIA and WFS acknowledge that they are subsidiaries of the Bank and that each is not an affiliate of the Bank as that term is used in OTS regulations pertaining to transactions with affiliates, 12 CFR Section 563.41. The Board of Directors of WFS and WFIA has considered this Agreement and the transactions described in this Agreement, including the amounts to be paid over the life of this Agreement by WFS and the benefits to be received by WFIA and the Bank as its parent, upon consolidation, and have duly authorized the execution of this Agreement by the officers of WFS and WFIA.

7. MISCELLANEOUS.

      7.1 NO WAIVER. No failure or delay on the part of WFIA in notifying WFS of its obligation to pay the Retainer Fee shall operate as a waiver of that obligation.

      7.2 INDEPENDENT CONTRACTORS. The parties to this Agreement are independent contractors and no agency, partnership, joint venture or employee-employer relationship is intended or created by this Agreement.

      7.3 GOVERNING LAW, SUCCESSORS AND ASSIGNS. This Agreement shall be subject to, construed and governed by, the laws of the State of California without giving effect to such state's conflicts of law provisions. This Agreement shall inure to the benefit of WFS and WFIA, and shall be binding upon the successors and assigns of the parties hereto.

      7.4 HEADINGS. Section headings are included for the sake of convenience only and shall not affect the interpretation of any provision of this Agreement.

      7.5 COUNTERPARTS. This Agreement maybe executed in one or more counterparts, each of which shall constitute an original Agreement, but all of which together shall constitute one and the same instrument.


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      7.6 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties concerning the subject matter of this Agreement and supersedes all prior agreements, arrangements, and understandings regarding such subject matter between the parties hereto, which agreements, arrangements and understandings are merged herein.

      7.7 SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or thereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7.8 AMENDMENTS. No modification or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by WFS and WFIA and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                                     WESTFIN INSURANCE AGENCY

                                     By:
                                        ---------------------

                                     Its:


                                     WFS FINANCIAL INC

                                     By:
                                        ---------------------

                                     Its:


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